QuickLinks -- Click here to rapidly navigate through this document

NOTICE TO NON-REGISTERED SHAREHOLDERS
RE: INTERIM MAILINGS

April 8, 2004

        Tesma International Inc. ("Tesma") maintains a Supplemental Mailing List which includes the names of shareholders whose shares are registered in the name of a bank, trust company, securities dealer or broker, trustee or administrator of a register plan or other intermediary, rather than in their own names. Tesma mails interim financial material (e.g. quarterly reports) directly to such non-registered shareholders on the Supplemental Mailing List. This List is in addition to, and separate from, the Registered Shareholder Mailing List maintained by Tesma's Registrar and Transfer Agent.

        If you are a non-registered shareholder and wish to be added to our Supplemental Mailing List so as to receive interim financial material (e.g. quarterly reports) directly from Tesma, please detach and return the reply section of this Notice with your completed proxy. Kindly note that we create our Supplemental Mailing List annually. Alternatively, rather than receiving interim financial material by mail, non-registered shareholders are invited to access these materials on Tesma's website at www.tesma.com.

        Registered shareholders will continue to receive interim mailings and need not reply.

        For further information, please contact:

Lynn Riley Tesma International Inc. 1000 Tesma Way Concord, Ontario, Canada L4K 5R8
Telephone:	(905) 417-2160
Telefax:	(905) 417-2148
Email:	lynn.riley@tesma.com

        Your privacy is important to us. Your name and mailing address are being collected to aid in administering our Supplemental Mailing List and, except as may be required by applicable law, will not be used or disclosed for any other purpose without your prior consent.

PLEASE COMPLETE AND DETACH THE FORM BELOW

CUSIP: 881908107

Company Code: TSMQ    Class Code: CLA

To receive interim financial material from Tesma International Inc., please PRINT your name and address in the space below and return this reply section of the Notice with your completed proxy.

NAME OF NON-REGISTERED SHAREHOLDER
MAILING ADDRESS
Postal Code/Zip Code
SIGNATURE
DATE

QuickLinks

NOTICE TO NON-REGISTERED SHAREHOLDERS RE: INTERIM MAILINGS